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                                                                    EXHIBIT j(1)


                               CONSENT OF COUNSEL

                           SHORT-TERM INVESTMENTS CO.
                           --------------------------



          We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Company" in the Statements of Additional Information for the Liquid Assets Portfolio and the Prime Portfolio, both of which are included in Post-Effective Amendment No. 18 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-66240), and Amendment No. 19 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-7892), on Form N-1A of Short-Term Investments Co.



                                       /s/BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                       -----------------------------------------
                                       Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
December 13, 2001